“Tootie Pie Company, Inc. (“Debtor”) has filed a disclosure statement and proposed plan of reorganization in case no. 13-51808 in the U.S. BANKRUPTCY COURT FOR THE western district of texas. On FEBRUARY 13, 2014, the Court entered an order conditionally approving the disclosure statement, as modified. ON FEBRUARY 21, 2014, DEBTOR FILED A SUPPLMENT TO ITS FIRST AMENDED PLAN OF REORGANIZATION DATED FEBRUARY 14, 2014. A final hearing on debtor’s disclosure statement and hearing for confirmation of Debtor’s Plan of reorganization, as modified, is set for MARCH 24, 2014 AT 10:00 AM IN COURTROOM NO 3, 5TH FLOOR, HIPOLITO F. GARCIA FEDERAL BLDG, 615 E. HOUSTON ST., SAN ANTONIO, TX 78205. the debtor’s DISCLOSURE STATEMENT AND PLAN, as modified, may effect your rights.

written objections to the disclosure statement AND PLAN OF REORGANIZATION, AS MODIFIED, must be filed WITH the BANKRUPTCY CLERK AND SERVED ON DEBTOR’S COUNSEL NO LATER THAN 4:00 PM on MARCH 14, 2014. THE BANKRUPCY CLERK’S ADDRESS FOR FILING IS LOCATED AT 615 East Houston Street, Fifth Floor, Room 597, San Antonio, Texas 78205, AND Debtor’s Counsel, Ronald J. Smeberg ADDRESS FOR SERVICE IS LOCATED at 11550 IH 10 West, Suite 180, San Antonio, Texas 78230.

A copy of the disclosure statement and plan of reorganization may be obtained in the following ways:

1)	AS EXHIBITS TO THIS FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON FORM 8-K,

2)	BY EMAIL FROM Debtor’s counsel, Ronald Smeberg upon request. REQUESTS MAY BE MADE UPON DEBTOR’S COUNSEL 1) telephonically at 210-695-6684 2) BY written correspondence at 11550 IH 10 West, Suite 180, San Antonio, Texas 78230, or 3) by email at ron@smeberg.com;

or

3)	Directly from the Western District Bankruptcy Clerk located at 615 East Houston Street, Fifth Floor, Room 597, San Antonio, Texas 78205.”